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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                  ZENGINE INC.


         The undersigned, Joseph M. Savarino, President of Zengine, Inc., a Delaware corporation, does hereby certify to the Secretary of State of Delaware (the "Secretary") as follows that:

         The following Amended and Restated Certificate of Incorporation hereby amends and completely restates the Certificate of Incorporation, as amended, of Zengine, Inc. (the "Corporation"), as originally filed with the Secretary on March 2, 1999 under the name BuySupply.com Corporation.

         The Amended and Restated Certificate of Incorporation was unanimously adopted by a unanimous written consent of the Board of Directors of the Corporation on April _____, 2000, pursuant to Section 245 of the General Corporation Law of the State of Delaware ("DGCL"), which set forth the proposed amendment and restatement and declared it advisable and directed that the proposed amendment and restatement be submitted for consideration by the stockholders of the Corporation. The Amended and Restated Certificate of Incorporation was approved, pursuant to Sections 228, 242 and 245 of the DGCL, by all of the stockholders of the Corporation who would be entitled to notice of a meeting held for that purpose by unanimous written consent on April ______, 2000.

         The Corporation desires to restate its Certificate of Incorporation as currently in effect and the provisions set forth in the Amended and Restated Certificate of Incorporation include each and every charter provision currently in effect. The following Amended and Restated Certificate of Incorporation hereby amends and restates the Certificate of Incorporation, as amended, in its entirety, and was adopted to supersede and take the place of the Certificate of Incorporation and all amendments thereto, as follows:

         ARTICLE 1. NAME. The name of the corporation is Zengine, Inc. (hereinafter referred to as the "Corporation").

         ARTICLE 2. PURPOSE OF AMENDMENT AND RESTATEMENT. This Amended and Restated Certificate of Incorporation takes the place of, and supersedes, the Corporation's existing Certificate of Incorporation, as heretofore amended.

         ARTICLE 3. ORIGINAL FILING DATE; AMENDMENTS. The date of filing the original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 2, 1999. The Certificate of Incorporation was amended on September 14, 1999 and September 29, 1999.

         ARTICLE 4. REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Corporation in the State of Delaware is 1209 North Orange Street, in the city of Wilmington, county of New Castle. The name of the registered agent at such address is The Corporation Trust Company.


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Zengine, Inc.
Amended and Restated Certificate of Incorporation
Page 2

         ARTICLE 5. NATURE OF BUSINESS. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware ("DGCL").

         ARTICLE 6. CAPITAL STOCK. The total number of shares of stock which the Corporation shall have the authority to issue without stockholder approval is 120,000,000 shares, divided into two classes as follows: (i) 20,000,000 shares of Preferred Stock, no par value per share ("Preferred Stock"); and (ii) 100,000,000 shares of Common Stock, no par value per share ("Common Stock").

         A. PREFERRED STOCK. The Board of Directors is hereby expressly authorized to provide, by resolution or resolutions, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

         (i) The designation of such series, the number of shares to constitute such series and the stated value thereof;

         (ii) Whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

         (iii) The dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock or any other class or any other series of this class;

         (iv) Whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

         (v) The amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

         (vi) Whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

         (vii) Whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so,


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Zengine, Inc.
Amended and Restated Certificate of Incorporation
Page 3

the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

         (viii) The price or other consideration for which the shares of such series shall be issued;

         (ix) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of preferred stock;

         (x) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

         (xi) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

         (xii) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

         Prior to the issuance of any shares of a series of capital stock established by resolution adopted by the Board of Directors, if such issuance is the first issuance of shares of such series since the resolution was adopted, the Corporation shall file with the Secretary an amendment as required by the DGCL. Upon the filing of such articles of amendment with the Secretary, the resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof shall become an amendment of this Amended and Restated Certificate of Incorporation, without any stockholder action.

         B. COMMON STOCK. Except as provided in Article 6.A. (or in any resolution or resolutions adopted by the Board of Directors pursuant thereto), the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs


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Zengine, Inc.
Amended and Restated Certificate of Incorporation
Page 4

of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the payment or provision for payment of the Corporation's debts and liabilities and after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

         C. NO PREEMPTIVE RIGHTS. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right or otherwise, to subscribe for or purchase any part of any new or additional issue of equity or debt of any class or series whatsoever, of the Corporation, or of securities convertible into equity or debt of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.

         D. NO CUMULATIVE VOTING. Stockholders shall not be permitted to cumulate their votes for the election of directors.

         ARTICLE 7. DURATION. The Corporation shall have perpetual existence.

         ARTICLE 8. DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The name and mailing address of the current members of the Corporation's Board of Directors is as follows:


NAME                                          MAILING ADDRESS
-----                                         ------------------

Anthony W. Liberati                           4750 Hempstead Station Drive
                                              Dayton, Ohio 45429

Michael E. Peppel                             4750 Hempstead Station Drive
                                              Dayton, Ohio 45429

Joseph M. Savarino                            6100 Stewart Avenue
                                              Fremont, California  94538

Richard V. Hopple                             6100 Stewart Avenue
                                              Fremont, California  94538

Stacey Snider                                 6100 Stewart Avenue
                                              Fremont, California  94538

Donald B. Hutchison                           6100 Stewart Avenue
                                              Fremont, California  94538

         A. NUMBER; CLASSIFICATION. The number of directors constituting the Board of Directors shall be determined and may at any time be increased or decreased by resolution of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director and, provided further, that such number shall be no fewer than three and no more than fifteen (plus such number of directors as may be elected from time to time pursuant to the terms


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Zengine, Inc.
Amended and Restated Certificate of Incorporation
Page 5

of any series of Preferred Stock that may be issued and outstanding from time to time). The directors of the Corporation (exclusive of directors who are elected pursuant to the terms of, and serve as representatives of the holders of, any series of Preferred Stock) shall be referred to herein as "Classified Directors" and shall be divided into three classes, with the first class referred to herein as "Class I," the second class as "Class II," and the third class as "Class III." Each class shall consist as nearly as possible of one-third (1/3) of the total number of directors making up the entire Board of Directors. The initial members of Class I shall be Mr. Hutchison and Ms. Snider; the initial members of Class II shall be Mr. Hopple and Mr. Liberati; and the initial members of Class III shall be Michael E. Peppel and Joseph M. Savarino. The term of office of the initial Class I directors shall expire at the 2001 annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the 2002 annual meeting of stockholders, and the term of office of the initial Class III directors shall expire at the 2003 annual meeting of stockholders, with each director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by series or by class (excluding holders of Common Stock), to elect directors, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any amendment to this Amended and Restated Certificate of Incorporation that designates a series of Preferred Stock) and the Amended and Restated Bylaws, and such directors so elected by the holders of Preferred Stock shall not be divided into classes pursuant to this Article unless expressly provided by the terms of any amendment to this Amended and Restated Certificate of Incorporation that designates a series of Preferred Stock.

         B. REMOVAL; VACANCIES. Any or all Classified Directors may be removed only with cause, at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock of the Corporation then entitled to vote in person or by proxy at an election of such Classified Directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Unless otherwise provided by the terms of this Amended and Restated Certificate of Incorporation (including any amendment hereto that designates a series of Preferred Stock) any vacancies occurring in the Board of Directors caused by an increase in the number of Classified Directors, or the death, resignation, retirement, disqualification, removal or other termination from office of any Classified Director may be filled by the vote of a majority of the Classified Directors then in office, though less than a quorum, or by the affirmative vote, at any annual meeting or any special meeting of the stockholders called for the purpose of filling such directorship, of a plurality of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an


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Zengine, Inc.
Amended and Restated Certificate of Incorporation
Page 6

election of such directors. Each successor director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his respective successor shall have been duly elected and qualified.

         C. NOMINATIONS OF DIRECTORS. (i) Nominations of candidates for election as directors of the Corporation at any annual or special meeting of stockholders may be made (A) by, or at the direction of, a majority of the Board of Directors, or (B) by any stockholder of record entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Article 8.C. shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual or special meeting in accordance with the procedures set forth in this Article 8.C. shall be provided for use at the annual or special meeting.

         (ii) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article 8.C. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than (A) with respect to an election to be held at any annual meeting of stockholders of the Corporation,
(1) for the first such annual meeting after the filing of this Amended and Restated Certificate of Incorporation, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, and (2) thereafter, sixty (60) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; and (B) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

         (iii) Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of Corporation stock which are beneficially owned by such person on the date of such stockholder notice, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of
Schedule 14A (or any successors of such items); and (B) as to the stockholder giving the notice (1) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (2) the class and number of shares of Corporation stock which are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on


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Zengine, Inc.
Amended and Restated Certificate of Incorporation
Page 7

the date of such stockholder notice. At the request of the Board of Directors, any person nominatedby, or at the direction of, the Board for election as a director at an annual or special meeting of stockholders shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         (iv) The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article 8.C. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article 8.C. in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary of the Corporation within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee thereof reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article 8.C. in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this
Article 8.C. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee thereof makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual or special meeting shall determine and declare at the annual or special meeting whether the nomination was made in accordance with the terms of this Article 8.C. If the presiding officer determines that a nomination was made in accordance with the terms of this Article 8.C., he shall so declare at the annual or special meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article 8.C., he shall so declare at the annual or special meeting and the defective nomination shall be disregarded.

         (v) Notwithstanding the foregoing, and except as otherwise required by law or by further amendment of this Amended and Restated Certificate of Incorporation, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Article 8.C. shall not apply with respect to the director or directors nominated or elected by such holders of Preferred Stock.

         ARTICLE 9.        MEETINGS OF STOCKHOLDERS; STOCKHOLDER PROPOSALS.

         A. SPECIAL MEETINGS OF STOCKHOLDERS. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Board of Directors then serving


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Zengine, Inc.
Amended and Restated Certificate of Incorporation
Page 8

(ii) the Chairman of the Board, (iii) the President, or (iv) the holders of not less than 35 percent of all votes outstanding and entitled to be cast on any issue proposed to be considered at such special meeting. A request for a special meeting of stockholders by stockholders of the Corporation shall state the purpose of the meeting and the matters proposed to be acted on. The Secretary of the Corporation shall inform the stockholders who make the request for the special meeting of the reasonably estimated cost of preparing and mailing a notice of the meeting and on payment of such costs to the Corporation, and shall notify each stockholder entitled to notice of the special meeting.

         B. STOCKHOLDER PROPOSALS. (i) At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the discretion of, (A) the Board of Directors or (B) any stockholder of the Corporation who complies with all the requirements set forth in this Article 9.B.

         (ii) Proposals, other than those made by or at the discretion of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article 9.B. For stockholder proposals to be included in the Corporation's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to stockholder proposals to be considered at an annual or special meeting of stockholders but not included in the Corporation's proxy materials, the stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation (A) for the first such annual meeting after the filing of this Amended and Restated Certificate of Incorporation at the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, and (B) thereafter not less than sixty (60) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; and (C) with respect to a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (1) a brief description of the proposal desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting, (2) the name and address, as they appear on the Corporation's books of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (3) the class and number of shares of the Corporation stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (4) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

         (iii) The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Article 9.B. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the


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Zengine, Inc.
Amended and Restated Certificate of Incorporation
Page 9

informational requirements of this Article 9.B. in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary of the Corporation within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee thereof shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee thereof determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article 9.B. in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Article 9.B. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee thereof makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual or special meeting shall determine and declare at the annual or special meeting whether the stockholder proposal was made in accordance with the terms of this
Article 9.B. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Article 9.B., he shall so declare at the annual or special meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this
Article 9.B., he shall so declare at the annual or special meeting and any such proposal shall not be acted upon at the annual or special meeting.

         (iv) This provision shall not prevent the consideration and approval or disapproval at the annual or special meeting of reports of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual or special meeting unless stated, filed and received as herein provided.

         C. ACTION WITHOUT A MEETING. Any action required by the DGCL to be taken at any annual or special meetings of stockholders, and any action which may be taken at any annual or special meetings of stockholders, may be taken without a meeting, without prior notice and without a vote of such stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the stockholders who would be entitled to vote at a meeting for such purpose were present and voted, and such consent is filed with the Secretary of the Corporation as part of the corporate records.

         ARTICLE 10. LIABILITY OF DIRECTORS; INDEMNIFICATION. The personal liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the DGCL. The directors and officers of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by DGCL. No amendment, modification or repeal of this
Article 10 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any


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Zengine, Inc.
Amended and Restated Certificate of Incorporation
Page 10

proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         ARTICLE 11. SECTION 203. The Corporation expressly elects to be governed by Section 203 of the DGCL.

         ARTICLE 12. AMENDMENT.

         A. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of this Amended and Restated Certificate of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class.

         B. AMENDED AND RESTATED BYLAWS. The Board of Directors may adopt, alter, amend or repeal the Amended and Restated Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed and attested on this ____ day of April 2000.

                                                   ZENGINE, INC.
Attest:



/s/ Ira H. Stanley                                  By:/s/ Joseph M. Savarino
-------------------------                              -------------------------
Ira H. Stanley                                         Joseph M. Savarino
Secretary                                              President